UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2012

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

(858) 909-0736

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 20, 2012, Optimer Pharmaceuticals, Inc. (“Optimer”) entered into a Compensation Agreement (“Compensation Agreement”) with AFOS, LLC (“AFOS”). Pursuant to the terms of the Compensation Agreement, Optimer issued 286,260 shares of Optimer’s common stock (the “Shares”) to AFOS as consideration for the engagement of an affiliate of AFOS to provide certain services to Optimer, and the affiliate’s obligation to provide such services.The Shares are subject to various lock-up periods during which AFOS may not transfer such Shares, except pursuant to certain exceptions. The Compensation Agreement is attached as Exhibit 99.1 to this report and the foregoing description is qualified in its entirety by reference to such exhibit.

The Shares were issued pursuant to Optimer’s effective registration statement on Form S-3 (Registration Statement No. 333-177709) previously filed with and declared effective by the Securities and Exchange Commission and a prospectus supplement thereunder.  A copy of the opinion of Cooley LLP relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Compensation Agreement, dated April 20, 2012, by and between Optimer Pharmaceuticals, Inc. and AFOS, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Date: April 23, 2012	By:	/s/ Kurt M. Hartman
Kurt M. Hartman
General Counsel, Chief Compliance Officer, Senior Vice President, and Acting Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)